ML Realty Partners
Chas. Levy Circulating Company

INDUSTRIAL LEASE AGREEMENT

THIS INDUSTRIAL LEASE AGREEMENT (the "Lease") is made as of the "Lease Date" (as defined herein) by and between MLRP Sergo LLC, a Delaware limited liability company ("Landlord"), Chas. Levy Circulating Company, LLC, a Delaware limited liability company ("Tenant") (the words "Landlord" and "Tenant" to include their respective legal representatives, successors and permitted assigns where the context requires or permits).

W I T N E S S E T H

1.           Basic Lease Provisions.  The following constitute the basic provisions of this Lease:

(a)           Demised Premises:  As defined in Section 2.

(b)           Demised Premises Square Footage:  210,315 square feet.

(c)           Building Square Footage:  443,924 square feet.

(d)           Annual Base Rent:

Time Period                                                      Annual Base Rent

Months 1-12*                                                      $809,712.75
Months 13-24                                                      $825,907.00
Months 25-36                                                      $842,425.15
Months 37-48                                                      $859,274.69
Months 49-60                                                      $876,459.16
Months 61-72                                                      $893,988.28
Months 73-84                                                      $911,868.00
Months 85-96                                                      $930,105.47
Months 97-108                                                      $948,707.62
Months 109-120                                                      $967,681.61
Months 121-122                                                      $164,505.90

(e)           Monthly Base Rent Installments:

Time Period                                                      Monthly Base Rent

Months 1-12*                                                      $67,476.06
Months 13-24                                                      $68,825.58
Months 25-36                                                      $70,202.10
Months 37-48                                                      $71,606.14
Months 49-60                                                      $73,038.26
Months 61-72                                                      $74,499.00
Months 73-84                                                      $75,989.00
Months 85-96                                                      $77,508.79
Months 97-108                                                      $79,058.97
Months 109-120                                                      $80,640.13
Months 121-122                                                      $82,252.95

*   Notwithstanding any other provision of this Lease to the contrary, provided that no Event of Default (as defined in Section 22 hereof) has occurred, Base Rent shall abate for the first two (2) months of the Primary Term (or the first sixty (60) days of the Term if the Term commences on a date other than the first day of a calendar month) (the "Abatement Period").  If there is an occurrence of an Event of Default Tenant at any time prior to or during the Abatement Period, then all Base Rent for the Abatement Period shall come due immediately upon demand by Landlord.

(f)           Commencement Date:  Upon substantial completion of the Improvements in accordance with the provisions of the Tenant Improvement Agreement attached hereto as Exhibit “C”.  At Landlord’s option, the Commencement Date shall be confirmed pursuant to a Term Commencement Letter substantially in the form attached hereto as Exhibit “D” and forming a part hereof.

(g)           Expiration Date:  The last day of the one hundred twenty second (122nd) full calendar month following the Commencement Date.

(h)           Term:  One hundred twenty two (122) full calendar months after the Commencement Date (plus a partial month if the Commencement Date does not fall on the first day of a calendar month), unless renewed or sooner terminated in accordance with the provisions of this Lease.

(i)           Tenant's Operating Expense and Tax Percentage:  47.38%

(j)           Extension Options:  See Section 1 of Exhibit “I” attached hereto and forming a part hereof.

(k)           Permitted Use:  Warehousing and distribution of Tenant’s products and general office use ancillary thereto.

(l)           Address for notice:

Landlord:                                c/o ML Realty Partners, LLC
One Pierce Place
Itasca, IL  60143
Attn:  Asset Management
Facsimile:  (630) 250-2901

with a copy to:                                           c/o ML Realty Partners, LLC
One Pierce Place
Itasca, IL  60143
Attn:  Michael J. Harmon
Facsimile: (630) 250-2901

Tenant:                                           Chas. Levy Circulating, LLC
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
Attn: Vice President of Facilities
Facsimile:  (239) 495-5129

(m)           Address for rental payments:

__________________________
__________________________
__________________________

(n)           Brokers:                                CB Richard Ellis and Mohr Partners

(o)           Guarantor(s):                                Form of Guaranty is attached hereto as Exhibit “H”.
Source Interlink Companies Inc. (“Guarantor”)
27500 Riverview Center Blvd.
Bonita Springs, Florida 34134
Attn: Vice President of Facilities
Facsimile:  (239) 475-5129

(p)           Security Deposit:                                Letter of Credit in the amount of two (2) months Rent.

(q)           Exhibits:  The following Exhibits attached to this Lease are incorporated herein by this reference and shall be deemed as a part of this Lease:

Exhibit "A" Demised Premises
Exhibit "B" Legal Description of Land
Exhibit "C" Tenant Improvement Agreement
Exhibit "D" Term Commencement Letter
Exhibit "E" Estoppel Certificate
Exhibit "F" Rules and Regulations
Exhibit "G" Certificate of Authority
Exhibit "H" Guaranty
Exhibit "I" Additional Provisions
Exhibit "J" Broom Clean Condition and Repair Requirements
Exhibit "K" Letter of Credit Form

2.           Demised Premises.  For and in consideration of the rent hereinafter reserved and the mutual covenants hereinafter contained, and upon all the terms and provisions of this Lease, (i) Landlord does hereby lease and demise unto Tenant, and Tenant does hereby lease and accept from Landlord the premises (the "Demised Premises") known as Unit C (as crosshatched on Exhibit "A" attached hereto and incorporated herein), located within a building (the "Building") at 9450 Sergo Drive, McCook, Illinois which is situated on the land ("Land") described or depicted on Exhibit “B” attached hereto and incorporated herein (the Building, the Land and any other improvements from time to time situated thereon being hereinafter referred to collectively hereinafter from time to time as the "Property") and (ii) Landlord also grants to Tenant a non-exclusive right to use, in common with other tenants of the Building (and the employees, guests and other invitees of such tenants), all driveways and curb cuts located on the Land and other common areas of the Property (collectively, "Common Areas").  Tenant shall have the exclusive right to use only the 172 car parking spaces and 24 truck parking spaces depicted on Exhibit “A” attached hereto as the “Chas. Levy Parking Area” (hereinafter the “Tenant Parking Area”), as parking for its employees, customers and other invitees, however, Tenant, its employees, customers and other invitees shall not be permitted to use any other parking areas on the Property.  Tenant’s right to use the Common Areas and Tenant Parking Area for the purposes intended is subject to and conditioned upon Tenant’s compliance with such reasonable rules and regulations as may be established from time to time.  Tenant shall not interfere with the rights of any or all of Landlord, other tenants or licensees, or any other person entitled to use the Common Areas or other parking areas serving the Building.  Without limitation of the foregoing, Tenant shall not park or store any trailers on, or conduct truck loading and unloading activities in the Tenant Parking Area designated for car parking or in the Common Areas in a manner that unreasonably disturbs, disrupts or prevents the use of the Common Areas or other parking areas serving the Building by Landlord, other tenants or licensees or other persons entitled to use the Common Areas or other parking areas serving the Building.  Landlord, from time to time, may change any or all of the size, location, nature and use of any of the Common Areas although such changes may result in inconvenience to Tenant, so long as such changes do not materially and adversely affect Tenant’s use of the Demised Premises.  In addition to the foregoing, Landlord may, at any time, close or suspend access to any Common Areas to perform any acts in the Common Areas as, in Landlord’s reasonable judgment, are desirable to improve or maintain either or both of the Demised Premises and the Property; provided, however, that Landlord shall use reasonable efforts to limit any disruption of Tenant’s use and operation of the Demised Premises in connection therewith.

3.           Term.  To have and to hold the Demised Premises for a term (the "Term") commencing on the Commencement Date and ending on the Expiration Date, unless renewed or terminated in accordance with the provisions of this Lease.  The initial term of this Lease, specified in Section 1(h) is hereinafter sometimes referred to as the "Primary Term".  If the lease is not fully executed by the Commencement Date, the Commencement Date and the Expiration Date shall be advanced by one day for each day of delay.  If the Landlord shall be unable to give possession of the Demised Premises on the Commencement Date for any reason Landlord shall not be liable for any damages caused thereby nor shall this Lease be void or voidable, however, the Rent shall not commence until the Demised Premises are available for occupancy by Tenant, at which time the Term shall commence so as to give effect to the full stated Term.

4.           Base Rent.  Tenant shall pay to Landlord at the address set forth in Section 1(l), as base rent for the Demised Premises, commencing on the Commencement Date and continuing throughout the Term in lawful money of the United States, the annual amount set forth in Section 1(d), payable in equal monthly installments as set forth in Section 1(e) (the "Base Rent"), payable in advance, without demand and without abatement, reduction, set-off or deduction, on the first day of each calendar month during the Term.  Notwithstanding any other provision of this Lease to the contrary, upon Tenant’s execution of this Lease, Tenant will pay the first month’s rent in advance.  If the Commencement Date shall fall on a day other than the first day of a calendar month, the Base Rent shall be apportioned prorata on a per diem basis for the period between the Commencement Date and the first day of the following calendar month.  If the Term ends on a day other than the last day of a calendar month, Base Rent shall likewise be apportioned prorata on a per diem basis for the calendar month in which expiration or termination occurs.

5.           Security Deposit.

           (a)           Simultaneously with the execution of this Lease, Tenant will deliver to Landlord the sum set forth in 1(p) of the Basic Lease Provisions (the “Security Deposit”) as security for the full and faithful performance by Tenant of each and every term, provision, covenant, and condition of this Lease.  The Security Deposit shall be an unconditional and irrevocable letter of credit (“Letter of Credit”) in the form attached hereto as Exhibit “K”.  The Letter of Credit shall be issued by Wells Fargo Bank NA and located in Chicago, Illinois.  Tenant shall ensure that at all times after the execution and delivery of this Lease through the date that is thirty (30) days after the Termination Date, an unexpired Letter of Credit in the amount of the Security Deposit or cash in the amount of the Security Deposit shall be in the possession of Landlord.  The Letter of Credit shall contain a so-called "evergreen" clause providing that the Letter of Credit shall not be canceled unless the issuing bank delivers thirty (30) days' prior written notice to Landlord.  Tenant shall deliver to Landlord, no later than thirty (30) days prior to the expiry date of the then outstanding and expiring Letter of Credit a replacement Letter of Credit.  Failure by Tenant to deliver any replacement Letter of Credit as required above shall entitle Landlord to draw under the outstanding Letter of Credit and to retain the entire proceeds thereof for application as the Security Deposit under this Lease, which will be held pursuant to Section 5(b) below.  Failure by the issuer to honor a draw request on the Letter of Credit shall be an Event of Default under the terms of this Lease entitling Landlord to exercise its remedies hereunder.  Each Letter of Credit shall be for the benefit of Landlord or its successors and assigns and shall entitle Landlord or its successors or assigns to draw from time to time under the Letter of Credit in portions or in whole upon presentation of a sight draft and statement by Landlord that Landlord is entitled to draw thereunder pursuant to the terms and provisions of this Lease.  Landlord shall have an unrestricted right to transfer the Letter of Credit at anytime and to any successor to Landlord without the payment of any transfer fee or other charge.

(b)             In the event that Tenant is in default under this Lease, fails to perform any of the terms, provisions, covenants, or conditions of this Lease, including, but not limited to, payment of Rent, or fails to deliver any replacement Letter of Credit as provided above, Landlord may draw upon the Letter of Credit and hold and apply the funds drawn as a cash security deposit ("Cash Security Deposit").  If Tenant defaults under this Lease or the exhibits hereto, Landlord may use, apply, or retain the whole or any part of the proceeds for the payment of such Rent in default, or for any other sum due Landlord or which Landlord may, without prejudice to any other remedy, expend or be required to expend by reason of Tenant’s default or failure to perform, including, without limitation, any damages or deficiency accrued before or after any re-entry by Landlord; provided, however, that any such use, application or retention by Landlord of the whole or any part of the Cash Security Deposit shall not be or be deemed to be an election of remedies by Landlord or viewed as liquidated damages, it being expressly understood and agreed that, notwithstanding such use, application or retention, Landlord shall have the right to pursue any and all other remedies available to it under the terms of this Lease or otherwise.  In the event that Landlord uses or applies any portion of the Cash Security Deposit as hereinabove provided, Tenant shall replenish such applied portions thereof within five (5) days of Landlord’s demand and Tenant’s failure to do so within such five (5) day period shall be deemed an Event of Default hereunder.  In the event of a sale of the Building, Landlord shall transfer the Cash Security Deposit to the purchaser, and Landlord shall thereupon be released from all liability for the return of such Cash Security Deposit.  Tenant shall look solely to the new Landlord for the return of the Cash Security Deposit.  Tenant shall not assign or encumber the money deposited as security, and neither Landlord nor its successors or assigns shall be bound by any such assignment or encumbrance.  The Cash Security Deposit will not bear interest and may be commingled with other funds of Landlord.

6.           Operating Expenses, Taxes and Additional Rent.

(a)           Commencing on the Commencement Date, Tenant agrees to pay as Additional Rent (as defined in Section 6(d) below) its proportionate share of Operating Expenses and Taxes (as such terms are hereinafter defined).  "Operating Expenses" shall be defined as all costs and expenses paid or incurred by Landlord in connection with the ownership and operation of the Land and Building including, without limitation, costs and expenses for management, operation, repair, replacement and maintenance as necessary to keep the Building and the Common Areas (including the Tenant Parking Area), driveways, parking areas, landscaped areas and other areas associated therewith in good order, condition and repair, including but not limited to, wages, salaries, fringe benefits and payroll burden for employees utilized in the management or the Building or the Property, exterior window cleaning, interior and exterior painting, façade maintenance, maintenance of all water retention facilities, discharge piping, fountains, pumps, catch basins and other facilities, both on and off site, utilities for the common areas of and relating to the Building, expenses associated with the driveways and parking areas (including pavement repair, sealing and restriping, and snow, trash and ice removal), non-tenant-specific security systems, lighting facilities, landscaped areas, walkways, directional signage, curbs and drainage strips, relating to the Building, all charges assessed against or attributed to the Land or the Building pursuant to any operating declaration or similar agreement ("Protective Covenants") governing the operation, maintenance or improvement of the Property or any other common area of the facility, customary property management fees (subject to the limitations stated below), all insurance premiums paid by Landlord with respect to customary insurance coverages Landlord may carry from time to time in respect of the Property consistent with prudent property management practice, together with deductibles, and costs of capital improvements applicable to the Property generally (and not because of the particular use of the Property by a particular tenant), which cost shall be amortized on a straight line basis over the useful life of such improvement, as reasonably determined by Landlord, together with a reasonable finance charge not to exceed two (2) percent over the Prime Rate (as defined herein).  Operating Expenses shall not include (1) depreciation, interest and principal payments on mortgages and other debt costs, (2) real estate brokers' leasing commissions or compensation, (3) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise, (4) the cost of any service or improvements furnished to any other occupant of the Building which Landlord does not provide to Tenant hereunder, (5) advertising and promotional expenses, and (6) federal or other income and franchise taxes of Landlord (other than any taxes which may be imposed upon rents); the costs described in the foregoing items (1) through (6) shall be the sole and exclusive responsibility of Landlord.  In no event shall Landlord increase property management fees payable by Tenant in any calendar year by more than four percent (4%) over the property management fees payable during the immediately preceding calendar year.  Notwithstanding any other provision herein to the contrary, it is agreed that if the Property is not fully occupied during any calendar year, then an adjustment shall be made in computing the Operating Expenses for such calendar year so that the Operating Expenses are computed as though the Building had been fully occupied during such calendar year.  To the extent that Landlord (or an affiliate thereof) incurs any expenses (such as, by way of illustration only, multi-property service contracts or blanket insurance policies) in respect of both the Property and any other properties owned by Landlord, Landlord may include a fair and equitable apportionment of such expenses in Operating Expenses.

(b)           The proportionate share of Operating Expenses and Taxes to be paid by Tenant shall be a percentage of the Operating Expenses and Taxes based upon the proportion that the stipulated square footage of the Demised Premises bears to the total stipulated square footage of the Building (such figure being referred to as "Tenant's Operating Expense and Tax Percentage" and set forth in Section 1(i)).  Landlord shall estimate the total amount of Operating Expenses and Taxes to be paid by Tenant during each calendar year and shall provide such estimate to Tenant prior to or with reasonable promptness after the beginning of each calendar year during the Term.  Tenant shall pay to Landlord one-twelfth (1/12) of such sum on the first day of each calendar month during each such calendar year, or part thereof, during the Term.  Landlord may during the course of any year, redetermine the amount of its estimate of Operating Expenses and Taxes for such year and adjust the amount of estimated Additional Rent accordingly, whereupon Tenant shall pay the adjusted estimated Additional Rent from and after the first day of the month following the month in which Landlord delivers to Tenant written notice of such adjustment of estimated Additional Rent.  Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of Operating Expenses and Taxes for such calendar year, and the actual amount owed by Tenant, and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year, or in the event of overpayment, Landlord shall, at the option of Tenant (so long as no Event of Default has occurred and is then continuing), credit the amount of such overpayment toward the next installment of Operating Expenses and Taxes owed by Tenant or remit such overpayment to Tenant.  If the Commencement Date shall fall on a day other than the first day of the calendar year, and/or if the Expiration Date shall fall on a day other than the last day of the calendar year, Tenant's proportionate share of the Operating Expenses and Taxes for such calendar year shall be apportioned prorata.  No interest shall be payable to Tenant on account of payments of estimated Additional Rent, and such payments may be commingled.  If there exists any dispute as to (i) the amount of Additional Rent, (ii) whether a particular expense is properly included in Additional Rent or (iii) Landlord's calculation of Additional Rent (each an “Additional Rent Dispute”), the events, errors, acts or omissions giving rise to such Additional Rent Dispute shall not constitute a breach or default by Landlord under this Lease and even if a judgment resolving the Additional Rent Dispute is entered against Landlord, this Lease shall remain in full force and effect and Landlord shall not be liable for any consequential damages resulting from the event, error, act or omission giving rise to such Additional Rent Dispute.  Notwithstanding the existence of an Additional Rent Dispute, Tenant shall pay timely the amount of Additional Rent which is in dispute and will continue to make all subsequent payments of Additional Rent as and when required under this Lease, provided that the payment of such disputed amount and other amounts shall be without prejudice to Tenant's position.

(c)           “Taxes” shall be defined as real estate and ad valorem taxes, assessments, sewer rents, rates and charges, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which are levied or assessed or become a lien against the Property or any portion thereof, or are payable in any calendar year during the Term and any tax in substitution of any of the foregoing.  Taxes shall not include any franchise, capital, stock, transfer, inheritance or income (other than rental income) tax imposed on Landlord.  In case of special taxes or assessments which may be payable in installments, only the amount of each installment and interest paid thereon paid during a calendar year shall be included in taxes for that calendar year.  Taxes shall also include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances of Landlord used in connection with the operation of the Building.  Taxes also include Landlord’s reasonable costs and expenses (including reasonable attorney’s fees) in contesting or attempting to reduce any taxes.

(d)           This shall be a net lease and Base Rent shall be paid to Landlord net of all costs and expenses, except as herein provided.  The provisions for payment of Operating Expenses and the Taxes are intended to pass on to Tenant and reimburse Landlord for costs and expenses incurred in connection with ownership and operation of the Demised Premises and Property and such additional facilities now and in subsequent years as may be reasonably determined by Landlord to be necessary to the Building or Property as a whole.  Any amounts required to be paid by Tenant under this Lease and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered "Additional Rent" and Base Rent and Additional Rent may be referred to collectively as “Rent.”  Any failure on the part of Tenant to pay such Additional Rent when and as the same shall become due shall entitle Landlord to the remedies available to it for non-payment of Base Rent.  Tenant's obligations for payment of Additional Rent shall begin to accrue on the Commencement Date.  No sum shall be deemed to have been paid under this Lease unless and until such time as Landlord is in actual receipt of such payment in immediately available good funds.

(e)           If applicable in the jurisdiction where the Demised Premises are located, Tenant shall pay and be liable for all rental, sales, use and inventory taxes or other similar taxes, if any, on the amounts payable by Tenant hereunder levied or imposed by any city, state, county or other governmental body having authority, such payments to be in addition to all other payments required to be paid Landlord by Tenant under the terms of this Lease.  Tenant shall have no responsibility for any income tax of any nature payable by Landlord.  Such payment shall be made by Tenant directly to such governmental body if billed to Tenant, or if billed to Landlord, such payment shall be paid concurrently with the payment of the Base Rent, Additional Rent, or such other charge upon which the tax is based, all as set forth herein.

(f)           Tenant or its representative shall have the right to examine Landlord’s books and records with respect to the items in Landlord’s annual statement during normal business hours at any time within one hundred eighty (180) days following the furnishing by Landlord to Tenant of such statement.  Unless Tenant shall take written exception to any item within sixty (60) days after the furnishing of the foregoing statement, such statement shall be considered as final and conclusively accepted by Tenant.  Any amount due to Landlord as shown on any such statement, whether or not written exception is taken thereto, shall be paid by Tenant within thirty (30) days after Landlord shall have submitted the statement, without prejudice to any such written exception.

7.           Use of Demised Premises.

(a)           The Demised Premises shall be used for the Permitted Use set forth in Section 1(k) and for no other purpose.

(b)           Tenant will permit no liens to attach or exist against the Demised Premises, and shall not commit any waste.

(c)           The Demised Premises shall not be used for any illegal purposes, and Tenant shall not allow, suffer, or permit any vibration, noise, odor, light or other effect to occur within or around the Demised Premises that could constitute a nuisance or trespass for Landlord or any occupant of an adjoining building, its customers, agents, or invitees.  Upon notice by Landlord to Tenant that any of the aforesaid prohibited uses are occurring, Tenant agrees to promptly remove or control the same.

(d)           Tenant shall not in any way violate any law, ordinance or restrictive covenant affecting the Demised Premises, and shall not in any manner use the Demised Premises so as to cause cancellation of, prevent the use of, or increase the rate of, the fire and extended coverage insurance policy required hereunder.

(e)           In the event insurance premiums pertaining to the Demised Premises, the Building, or the common areas, whether paid by Landlord or Tenant, are increased over the least hazardous rate available due to the nature of the use of the Demised Premises by Tenant, Tenant shall pay such additional amount as Additional Rent.

8.           Insurance.

(a)           Tenant covenants and agrees that from and after the date of delivery of the Demised Premises from Landlord to Tenant, Tenant will carry and maintain, at its sole cost and expense, (i) liability insurance in the commercial general liability form (or reasonable equivalent thereto) covering the Demised Premises and Tenant's use thereof against claims for personal injury or death, property damage and product liability occurring upon, in or about the Demised Premises, such insurance to be written on an occurrence basis (not a claims made basis), with combined single limit coverage of not less than $3,000,000.00 and with a general aggregate limit of not less than $5,000,000.00 for each policy year, and (ii) comprehensive automobile liability insurance covering Tenant against any losses arising out of liability for personal injuries or deaths of persons and property damage occurring in or about the Demised Premises in the amount of not less than $3,000,000, combined single limit.  The insurance coverage required under this Section 8(a) shall, in addition, extend to any liability of Tenant arising out of the indemnities by Tenant provided in this Lease and, if necessary, the policy shall contain a contractual endorsement to that effect.

(b)           All policies of the insurance provided for in Section 8(a) shall be issued in form reasonably acceptable to Landlord by insurance companies with a rating of not less than "A," and financial size of not less than Class X, as established in the most current available "Best's Insurance Reports", and licensed to do business in the state in which the Building is located.  Each and every such policy:

(i)           shall name Landlord as well as Mortgagee, as defined in Section 24, and any other party reasonably designated by Landlord, as an additional insured, to the extent of the obligations of Tenant to Landlord under this Lease which are insurable;

(ii)           a certificate thereof shall be delivered to Landlord prior to the Lease Commencement Date and thereafter within thirty (30) days prior to the expiration of each such policy, and, as often as any such policy shall expire or terminate; with respect to any certificates of insurance delivered pursuant to this subsection, Tenant shall, upon written request of Landlord, provide the Landlord within thirty (30) days a copy of the provisions of the policy evidenced by the certificate which govern or limit the coverage for the Demised Premises, certified by the carrier or its agent to be correct and complete; renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

(iii)           shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

(iv)           shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry.

(c)           Tenant shall, from and after the Commencement Date, carry and maintain, at its sole cost and expense, (i) insurance on the "all-risk" or equivalent form against loss or damage to the personal property of Tenant within the Building at its replacement value including, without limitation, stored inventory, with companies, amounts and terms of coverage reasonably deemed prudent by Tenant and (ii) workers’ compensation insurance per the applicable state statutes covering all employees of Tenant.  Landlord shall have no interest in or claim of any nature to the proceeds of any such insurance.  At the request of Landlord, Tenant shall provide Landlord with a certificate of such insurance, issued by the carrier or its agent, setting forth the terms of coverage.

(d)           In the event that Tenant shall fail to carry and maintain the insurance coverages set forth in this Section 8, Landlord may upon thirty (30) days notice to Tenant (unless such coverages will lapse in which event no such notice shall be necessary) procure such policies of insurance and Tenant shall promptly reimburse Landlord therefor.

(e)           Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Demised Premises, its contents or to the other portions of the Building, to the extent that such loss or damage is actually covered by fire and extended coverage insurance and is fully reimbursed.  Landlord and Tenant each agree that, to the extent a waiver of subrogation is obtainable from their respective insurance companies insuring the property of either Landlord or Tenant, waiving any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be, for any such loss, such waiver of subrogation shall be contained in their respective policies.  If, for any reason, Tenant fails to insure its personal property and contents (including inventory) within the Demised Premises, Tenant shall conclusively be deemed to have waived any claim against or recovery from Landlord to the extent that any such claim or recovery would have been covered by an "all risks" casualty insurance policy for such personal property and contents and therefore would have been within the scope of a waiver of subrogation contained in such policy of insurance.

9.           Utilities.  During the Term, Tenant shall promptly pay as billed to Tenant all rents and charges for water and sewer services and all costs and charges for gas, steam, electricity, fuel, light, power, telephone, heat and any other utility or service used or consumed in or servicing the Demised Premises.  Any utilities which are not separately metered shall be billed to Tenant by Landlord at Landlord's actual cost.  In the event Tenant's use of any utility not separately metered is in excess of the average use by other tenants, Landlord shall have the right to install a meter for such utility, at Tenant's expense, and bill Tenant for Tenant's actual use.  If Tenant fails to pay any utility bills or charges, Landlord may, at its option and upon reasonable notice to Tenant, pay the same and, in such event, the amount of such payment, together with interest thereon at the Interest Rate (as defined in Section 33) from the date of such payment by Landlord will be added to Tenant's next due payment as Additional Rent.

10.           Maintenance and Repairs.

(a)           Tenant shall, at its own cost and expense, maintain in good condition and repair, and replace as necessary, the Demised Premises, including but not limited to the heating, air conditioning and ventilation systems, glass, windows and doors, sprinkler, all plumbing and sewage systems, fixtures, interior walls, wall finishes, floors (including floor slabs), ceilings, columns, storefronts, plate glass, skylights, pipes, mains, water and sewer connections, truck docks and doors, dock bumpers, dock plates, levelers, entrance doors, door jams, all electrical facilities and equipment including, without limitation, lighting fixtures, lamps, fans and any exhaust equipment and systems, electrical motors, and all other appliances and equipment (including, without limitation, dock levers, dock shelters, dock seals and dock lighting) of every kind and nature located in, upon or about the Demised Premises and return the same to Landlord in the condition required under Section 32(b) hereof.  All such maintenance, repairs and replacements shall be of first class quality and sufficient for the proper maintenance and operation of the Demised Premises.  Tenant shall keep and maintain the Demised Premises safe, secure and clean, specifically including, but not by way of limitation, removal of waste and refuse matter.  Tenant shall not permit anything to be done upon the Demised Premises (and shall perform all maintenance and repairs thereto so as not) to invalidate, in whole or in part, or prevent the procurement of any insurance policies which may, at any time, be required under the provisions of this Lease.  Tenant shall not obstruct or permit the obstruction of any parking area, adjoining street or sidewalk.  During the Term, Tenant shall maintain in full force and effect a service contract for the maintenance of the heating, ventilation and air conditioning systems with an entity acceptable to Landlord.  Such service contract shall conform to the requirements under the warranty, if any, on said systems, including, but not limited to, replacement of filters as necessary and provide for at least quarterly inspections and cleaning of the applicable units, systems and equipment, together with such adjustments and servicing as each such inspection discloses to be recommended or required.  Tenant shall deliver to Landlord (i) a copy of said service contract prior to the Commencement Date, and (ii) thereafter, a copy of a renewal or substitute service contract within thirty (30) days prior to the expiration of the existing service contract, and (iii) upon Landlord’s request, a copy of the service log reflecting all services performed under such service contract.

(b)           Subject to the provisions of Sections 20 and 21, Landlord shall maintain in good condition and repair the (i) Common Areas (including the Tenant Parking Area), (ii) gutters, (iii) roof, (iv) foundation (beneath the floor slab) and structural frame of the Building and (v) the structural soundness of all exterior walls at Landlord’s cost; provided, however, that the roof, Common Area and Tenant Parking Area repair and replacement (but repairs or replacements of the foundation or structure of the Building) shall be deemed an Operating Expense payable by Tenant to the extent permitted under Section 6(a) of this Lease.  Landlord’s obligation shall exclude the cost of any maintenance or repair required because of the act or negligence of Tenant or any of Tenant’s subsidiaries or affiliates or subtenant(s), or any of Tenant’s or such subsidiaries’ or affiliates’ or subtenant(s)’ agents, contractors, employees, licensees or invitees (collectively, “Tenant’s Affiliates”), the cost of which shall be the responsibility of Tenant.  Landlord shall never have any obligation to repair, maintain or replace, pursuant to this subsection 10(b) or any other provision of this Lease, any Tenant Change (as defined in Section 19 hereof).

(c)           Notwithstanding anything in Sections 6(a) and 10.1(a) to the contrary, Landlord shall be responsible for the repair or replacement, as determined in Landlord’s reasonable discretion, of any material defects to the (i) electrical, gas, water, telecommunications, and sewer service extending from the main service connection to the Building, to the extent such services are located on the Property; (ii) mechanical services within the Demised Premises, including, (1) the electrical lines, electrical components and lighting, and (2) the plumbing and drain/sewer line, sprinkler system and fixtures; (iii) the roof, foundation and walls of the Building; (iv) the parking lot and entry drives servicing the Demised Premises, including lighting and striping; (v) the docks within the Demised Premises, including all improvements thereto; (vi) all flooring within the Demised Premises; (vii) all heating, ventilation and cooling systems servicing the Demised Premises; (viii) all other improvements to the Demised Premises, except for the Pre-Term Tenant Alterations (as defined in Exhibit “C” hereto) and any Tenant Changes; and (ix) all other structural components serving the Demised Premises as of the date hereof (collectively referred to herein as, the “Landlord Warranty Items”) for a period of one (1) year from the Commencement Date (“Warranty Period”).  Landlord’s obligations under this Section 10(c) shall only apply to the Landlord Warranty Items serving the Demised Premises as of the Commencement Date and Landlord shall have no obligation or responsibility to repair or replace the Landlord Warranty Items after the Warranty Period or any equipment, mechanical or other items installed to service the Demised Premises in connection with the Improvements as provided in Exhibit “C” hereto or at any time thereafter.  Tenant shall promptly notify Landlord of any warranty claim and provide Landlord with its full cooperation and access to the Demised Premises, as necessary for Landlord to complete any such Landlord Warranty Item repairs.  Landlord’s obligation shall exclude the cost of any repair or replacement of any damage or defects arising because of (i) the act, misuse or negligence of Tenant or any of Tenant’s Affiliates, or (ii) failure of Tenant to properly maintain such items as required herein, the cost of which shall be the responsibility of Tenant.  In addition, Landlord shall have no obligation to repair or replace any Landlord Warranty Items that have been modified or repaired by Tenant, except to the extent that such modifications or repairs made by Tenant are required pursuant to Tenant’s maintenance obligations under this Lease.

(d)           Except to the extent caused by Landlord’s negligence, Landlord shall not be liable to Tenant or to any other person for any damage occasioned by failure in any utility system or by the bursting or leaking of any vessel or pipe in or about the Demised Premises, or for any damage occasioned by water coming into the Demised Premises or arising from the acts or neglects of occupants of adjacent property or the public.

11.           Non-Liability and Indemnification.

(a)           Subject to Landlord’s indemnity under Subsection 10(c), none of Landlord, any managing agent, Landlord’s members and their respective affiliates, owners, partners, members, directors, officers, agents and employees shall be liable to Tenant for any loss, injury, or damage, to Tenant or to any other person, or to its or their property, irrespective of the cause of such injury, damage or loss.  In the event that Landlord’s indemnity under Subsection 10(c) is applicable, it shall apply only as and to the specific extent expressly provided in Subsection 10(c).  Further, none of Landlord, any managing agent, Landlord’s members and their respective affiliates, owners, partners, members, directors, officers, agents and employees shall be liable to Tenant (a) for any damage caused by other tenants or persons in, upon or about the Property, or caused by operations in construction of any public or quasi-public work; (b) with respect to matters for which Landlord is liable, for consequential or indirect damages, including those purportedly arising out of any loss of use of the Demised Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant; or (c) for injury or damage to person or property caused by fire, or theft, or resulting from the operation of heating or air conditioning or lighting apparatus, or from falling plaster, or from steam, gas, electricity, water, rain, snow, ice, or dampness, that may leak or flow from any part of the Property, or from the pipes, appliances or plumbing work of the same.

(b)           Except in the event of, and to the extent of, Landlord’s negligence, sole negligence or willful misconduct, Tenant hereby indemnifies, defends, and holds Landlord, its managing agent, Landlord’s members and their respective affiliates, owners, partners, members, directors, officers, agents and employees (collectively, “Landlord Indemnified Parties”) harmless from and against any and all Losses (defined below) arising from or in connection with any or all of:  (a) the conduct or management of either or both the Property and the Demised Premises or any business therein, or any work or Tenant Changes, or any condition created by any or all of Tenant and Tenant’s Affiliates in or about the Demised Premises during the Term or during the period of time, if any, prior to the Commencement Date that Tenant has possession of, or is given access to, the Demised Premises; (b) any act, omission or negligence of any or all of Tenant and Tenant’s Affiliates; (c) any accident, injury or damage whatsoever occurring in, at or upon either or both of the Property and the Demised Premises and caused by any or all of Tenant and Tenant’s Affiliates; (d) any breach by Tenant of any or all of its warranties, representations and covenants under this Lease; (e) any actions necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding or other proceeding under the Bankruptcy Code; (f) the creation or existence of any Hazardous Substances in, at, on or under the Demised Premises or the Property, if and to the extent brought to the Demised Premises or the Property or caused by Tenant or any party within Tenant’s control; and (g) any violation or alleged violation by any or all of Tenant and Tenant’s Affiliates of any law (collectively, “Tenant’s Indemnified Matters”).  In case any action or proceeding is brought against any or all of Landlord and the Landlord Indemnified Parties by reason of any of Tenant’s Indemnified Matters, Tenant, upon notice from any or all of Landlord, managing agent or any Mortgagee (as defined herein), shall resist and defend such action or proceeding by counsel reasonably satisfactory to, or selected by, Landlord.  The term “Losses” shall mean all claims, demands, expenses, actions, judgments, damages (actual, but not consequential), penalties, fines, liabilities, losses of every kind and nature, suits, administrative proceedings, costs and fees, including, without limitation, attorneys’ and consultants’ reasonable fees and expenses, and the costs of cleanup, remediation, removal and restoration, that are in any way related to any matter covered by the foregoing indemnity.  The provisions of this Section 11 shall survive the expiration or termination of this Lease.

(c)           Landlord hereby indemnifies, defends and holds Tenant harmless from and against any and all Losses actually suffered or incurred by Tenant as the direct result of any negligent, willful or intentional acts or omissions of any or all of Landlord, managing agent and any parties within the direct and sole control of either or both of Landlord and managing agent.  Notwithstanding anything to the contrary set forth in this Lease, however, in all events and under all circumstances, the liability of Landlord to Tenant, whether under this Section 11(c) or any other provision of this Lease, shall be limited to the interest of Landlord in the Property, and Tenant agrees to look solely to Landlord’s interest in the Property for the recovery of any judgment or award against Landlord, it being intended that Landlord shall not be personally liable for any judgment or deficiency.  The provisions of this Section 11(c) shall survive the expiration or termination of this Lease.

(d)           Notwithstanding anything to the contrary herein, nothing in this Section 11 shall be deemed to exculpate Landlord from, or require Tenant to indemnify Landlord for, Landlord’s negligent or willful acts or omissions.

12.           Tenant's Fixtures and Personal Property.  Tenant shall have the right to install in the Demised Premises trade fixtures and personal property required by Tenant or used by it in its business.  Tenant may remove any or all such trade fixtures and personal property from time to time during the Term and shall remove all such trade fixtures and personal property upon the expiration or earlier termination of this Lease; provided, however, that Tenant may not remove any property from the Demised Premises from and after the occurrence of any Event of Default without the prior consent of Landlord.  Tenant shall repair and restore any damage or injury to the Demised Premises (to the condition in which the Demised Premises existed prior to such installation) caused by the installation and/or removal of any such trade fixtures or personal property.

13.           Signs.  No sign, advertisement or notice shall be inscribed, painted, affixed, or displayed on the windows or exterior walls of the Demised Premises or on any public area of the Building, except in such places, numbers, sizes, colors and styles as are approved in advance in writing by Landlord, such approval not to be unreasonably withheld, delayed or conditioned, subject always to the condition that all signs must conform to all applicable laws and ordinances affecting the Demised Premises and the Protective Covenants.  Subject to the foregoing requirements of this Section 13, if Tenant vacates the Demised Premises during the Term, Tenant, may, subject to Landlord’s approval rights set forth immediately above, post signage at a location on the Property acceptable to Landlord, advertising the Demised Premises for sublease.  Any and all permitted signs shall be installed, maintained and removed by Tenant at Tenant's sole expense.

14.           Intentionally Omitted.

15.           Governmental Regulations.  Tenant shall promptly comply throughout the Term, at Tenant's sole cost and expense, with all present and future laws, ordinances and regulations of all applicable governing authorities relating to all or any part of the Demised Premises, ordinary as well as extraordinary, or to the use or manner of use of the Demised Premises or to the sidewalks, parking areas, curbs and access ways adjoining the Demised Premises.  Tenant shall give prompt notice to Landlord of any written notice it receives of the alleged violation of any law or requirement of any governmental or administrative authority with respect to either or both of the Demised Premises and the use or occupation thereof.

16.           Environmental Matters.

(a)           For purposes of this Lease:

(i)             "Contamination" as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Demised Premises, the Building, or the Property so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

(ii)           "Environmental Laws" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, concerning protection of human health, safety and the environment, all as may be amended from time to time.

(iii)           "Hazardous Substances" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ("RCRA") and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

(b)           Tenant represents that all its activities on the Demised Premises or the Property during the course of this Lease will be conducted in compliance with Environmental Laws.  Tenant warrants that it is currently in compliance with all applicable Environmental Laws affecting the business which Tenant intends to conduct at the Demised Premises and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws and relating to or affecting in any way the Demised Premises.  Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Demised Premises and shall make all notifications and registrations required by any applicable Environmental Laws to the extent applicable to the Demised Premises.  Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws affecting in any way the Demised Premises.  Tenant warrants that it will obtain all such permits, licenses or approvals and make all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Demised Premises.  Tenant shall promptly provide Landlord or its designated agent with complete copies of all communications, permits or agreements with, from or issued by any governmental authority or agency (federal, state or local) or any private entity relating in any way to the presence, release, threat of release, or placement of Hazardous Substances on or in the Demised Premises or any portion of the Property, or the generation, transportation, storage, use, treatment, or disposal at, on, in or from the Demised Premises, of any Hazardous Substances.

(c)           Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept, stored or used in or about the Demised Premises, the Building, or the Property without the prior written consent of Landlord, which consent may be granted or withheld in the absolute discretion of Landlord; provided, however, that the consent of Landlord shall not be required for cleaning supplies, toner for photocopying machines and other similar materials, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant, at the Demised Premises, in the routine operation or maintenance of Tenant's office equipment or in the routine janitorial service, cleaning and maintenance for the Demised Premises.  Any Hazardous Substances which are brought upon, kept, stored or used by Tenant or any Tenant Affiliate in, on or about the Land, the Building or the Demised Premises are hereinafter sometimes referred to as "Tenant Hazardous Substances".

(d)           Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or its agents, contractors, employees or invitees into any environmental media such as air, water or land, or into or on the Demised Premises, the Building or the Property in any manner that violates any Environmental Laws.  If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination in accordance with the highest standards of remediation and to the satisfaction of Landlord and also to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed of such release and response.

(e)           Regardless of any consents granted by Landlord pursuant to Section 16(c) allowing Hazardous Substances upon the Demised Premises, Tenant shall under no circumstances whatsoever (i) cause or permit any activity on the Demised Premises which would cause the Demised Premises to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder; (ii) discharge Hazardous Substances into the storm sewer system serving the Property; or (iii) install any underground storage tank or underground piping on or under the Demised Premises.

(f)           Tenant shall and hereby does indemnify Landlord and the other Landlord Indemnified Parties and hold and defend (through counsel selected by Landlord) Landlord and the other Landlord Indemnified Parties harmless from and against any and all reasonable and actual expense, loss, and liability suffered by Landlord or the other Landlord Indemnified Parties (with the exception of those expenses, losses, and liabilities arising from Landlord's own gross negligence or willful misconduct), by reason of Tenant's storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances (whether accidental, intentional, or negligent) or by reason of Tenant's or any Tenant Affiliate’s breach of any of the provisions of this Section 16.  Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws as a result of Tenant's or any Tenant’s Affiliate’s failure to comply therewith; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Demised Premises as a result of a failure by Tenant to comply with this Section 16 or Environmental Laws; (iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances which are present at the Demised Premises as a result of a failure by Tenant or any Tenant Affiliate to comply with this Section 16 or Environmental Laws; (iv) any and all fines, penalties or other sanctions assessed upon Landlord by reason of Tenant's failure to comply with Environmental Laws; and (v) any and all reasonable legal and professional fees and costs incurred by Landlord in connection with the foregoing. Notwithstanding the foregoing, Tenant shall have the right and obligation to undertake and perform all such studying, remedying, removing, disposing or otherwise addressing any Hazardous Substances which are the responsibility of Tenant under this subsection (f), and Landlord shall not perform such acts unless (x) Landlord is specifically required by Environmental Laws to perform such acts or (y) Tenant has failed or refused to perform such acts after having been afforded reasonable notice by Landlord and having had reasonable opportunity to perform such acts.  The indemnity contained herein shall survive the termination or expiration of this Lease.

(g)           Landlord shall have the right, but not the obligation, to enter the Demised Premises at reasonable times throughout the Term, after prior written notice to Tenant, to audit and inspect the Demised Premises for Tenant's compliance with this Section 16.  Upon written request by Landlord, Tenant shall provide Landlord with the results of reasonably appropriate tests of air, water or soil to demonstrate that Tenant complies with all applicable laws, rules or permits relating in any way to the generation, transport, storage, use, treatment, disposal or presence of Hazardous Materials on, at, in or from all or any portion of either or both of the Demised Premises and the Property.

(h)           In any case where there is any dispute or controversy regarding the source of any Hazardous Substances, unless it is clearly and indisputably proven that such Hazardous Substances were present in the Demised Premises on or before the execution of this Lease or thereafter placed therein by (a) Landlord or its employees, agents or contractors, or (b) by any tenant of the Building other than Tenant, or (c) by any other third party not affiliated with Tenant, it shall be conclusively deemed for all purposes of this Lease that such Hazardous Substances were placed in the Demised Premises by Tenant or one of the Tenant’s Affiliates.
(i)           Landlord shall indemnify and hold Tenant harmless from and against any and all “Covered Liabilities and Costs” (as defined below) arising from (i) the release of Hazardous Substances on the Property in violation of Environmental Laws occurring prior to the commencement of the Term, and (ii) the release of Hazardous substances on the Property in violation of Environmental Laws by Landlord, its agents, employees, contractors, invitees and licensees.  Covered Liabilities and Costs shall include only (i) reasonable coasts that Tenant may incur in order to comply with any clean up of Contamination required by any governmental entity responsible for enforcing applicable Environmental Laws, (ii) fines, penalties or other sanctions assessed against or imposed upon Tenant, (iii) reasonable professional fees incurred by Tenant in connection with the foregoing, and (iv) damages to Tenant’s personal property directly caused by such release to the extent not covered by Tenant’s insurance required hereunder.  In the event that any claim arises under this subsection (i) Landlord shall have the right and obligation to undertake and perform, at its sole cost and expense, all necessary studies, removals, disposals and remediation of such Contamination, as necessary to bring the Property in compliance with such Environmental Laws.

17.           Acceptance of Demised Premises.

(a)           Except as set forth in this Lease, LANDLORD IS LEASING THE DEMISED PREMISES TO TENANT “AS IS,” WITHOUT ANY REPRESENTATIONS OR WARRANTIES, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS OR HABITABILITY, AND WITHOUT ANY OBLIGATION TO ALTER, REMODEL, IMPROVE, REPAIR, DECORATE OR CLEAN ANY PART OF THE DEMISED PREMISES OR COMMON AREAS.

(b)           Any improvements which Tenant proposes to make to the Demised Premises shall be deemed a “Tenant Change” (as defined in Section 19) and shall be made in strict accordance therewith.  Upon completion of such work, Tenant shall furnish Landlord with final waivers of liens and contractors’ affidavits, in such form as may be required by Landlord, Landlord’s title insurance company and Landlord’s construction lender, from all parties performing labor or supplying materials or services in connection with the work showing that all such parties have been compensated in full and waiving all liens in connection with the Demised Premises and Building.  Tenant shall submit to Landlord a detailed breakdown of Tenant’s total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

18.           Force Majeure.  Landlord shall not be in default under this Lease to the extent Landlord is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental withholding of permits for work to be performed by Landlord for reasons outside of Landlord’s control, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of Landlord (“Force Majeure”).

19.           Tenant Alterations and Additions.  Tenant shall not make or permit to be made any alterations, improvements, or additions to the Demised Premises (a "Tenant Change"), without first obtaining on each occasion Landlord's prior written consent; provided, however, that Tenant shall have the right, without the prior written consent of Landlord, to make non-structural Tenant Changes which require an expenditure of less than $10,000.00 for any one Tenant Change and less than $100,000.00 in the aggregate over the Term.  Landlord shall approve or reject a Tenant Change request within ten (10) business days after receipt of written notice of such request; provided, however, that Landlord’s failure to timely respond to a Tenant Change request shall be deemed a rejection of such request.  As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord's approval and to deliver to Landlord “as built” plans and specifications (in CAD format if Landlord so requests) following the substantial completion hereof.  Notwithstanding any other provision of this Lease to the contrary, the term Tenant Change shall include any changes made to the Demised Premises by Landlord or Tenant pursuant to the Tenant Improvement Agreement attached hereto as Exhibit “C” and forming a part hereof.  Tenant shall be required to remove all Tenant Changes to the Demised Premises at the end of the Term unless Landlord provides written notice to Tenant, at least thirty (30) calendar days prior to the end of the Term, that such Tenant Change must be left in the Demised Premises.  Accordingly, Tenant shall, at its sole cost and expense and upon the expiration or earlier termination of this Lease, remove the same and restore the Demised Premises to its condition prior to such Tenant Change unless notified to the contrary by Landlord as provided above.  All Tenant Changes shall be performed in accordance with all legal requirements applicable thereto and in a good and workmanlike manner with first-class materials.  Tenant shall maintain insurance reasonably satisfactory to Landlord during the construction of all Tenant Changes and shall provide Landlord with evidence thereof satisfactory to Landlord prior to the commencement of construction.  No Tenant Change shall be structural in nature or impair the structural strength of the Building or reduce its value.  Tenant shall pay the full cost of any Tenant Change and shall give Landlord such reasonable security as may be requested by Landlord to insure payment of such cost.  With respect to any Tenant Change, Landlord shall have no duty or obligation to make any replacement or repair thereto, whether pursuant to Section 10 of this Lease or as required to comply with any law or otherwise, whether interior or exterior, structural or nonstructural, ordinary or extraordinary.

20.           Fire and Other Casualty.

(a)           If the Demised Premises are damaged or destroyed by fire or other casualty, Landlord shall, subject to the limitations in subsection (b) of this Section 20, promptly and diligently proceed to repair, rebuild or replace the Demised Premises, so as to restore the Demised Premises to the condition in which the Demised Premises existed immediately prior to such damage or destruction.  If Landlord carries on any restoration or repair at the Demised Premises pursuant to this Section 20 and Tenant continues to occupy any other portion of the Demised Premises, Landlord shall take all such steps as may be reasonable and practicable to prevent interference with Tenant's use and enjoyment of the portion of the Demised Premises which Tenant continues to occupy.  Landlord shall perform its obligations under this Section 20 in a manner which will achieve restoration of any damage as soon as practicable, giving due regard to the nature and scope of the damage, subject to the occurrence of Permitted Delay.

(b)           Any provision of this Section 20 to the contrary notwithstanding, if either (i) all or any portion of the Demised Premises is damaged by fire or other casualty and the time period reasonably determined by Landlord to be required for the actual restoration or repair of the Demised Premises will exceed two hundred seventy (270) days from the date the casualty occurs or (ii) the Demised Premises is damaged by fire or other casualty within twelve (12) months preceding the end of the Term (which includes any renewal of the Term then properly exercised by Tenant) either (x) to an extent exceeding twenty-five percent (25%) of the then current value of the Demised Premises, or (y) affecting a portion of the Demised Premises which is critical to Tenant’s business operations and which cannot be relocated or restored, then either Landlord or Tenant shall have the right, to be exercised by giving written notice to the other (which notice shall set forth with specificity the basis for giving the notice) within thirty (30) days after the occurrence of the casualty, to terminate this Lease.  Termination shall be effective on a date specified in the written notice, which date shall be not less than thirty (30) nor more than sixty (60) days after the date the notice is given.  Upon such termination, the term of this Lease shall end as if the date of termination were the date originally specified for expiration of the Term.

(c)           If a casualty prevents Tenant from fully occupying the Demised Premises, Base Rent shall abate, for so long as such full occupancy is prevented, in proportion to the amount of the Demised Premises not usable by Tenant as a result of the casualty; provided that if the casualty occurred as a result of the act or negligence of Tenant, there shall be no such abatement unless (and only to the extent) that the loss of rent is actually covered by insurance carried by Landlord pursuant to Section 8.

21.           Condemnation.

(a)           If all of the Demised Premises is taken or condemned for a public or quasi-public use ("Taking"), or if a Material Portion of the Demised Premises (as hereinafter defined) is acquired in a Taking, Landlord shall promptly upon receipt of notice thereof, give notice of such Taking to Tenant.  This Lease shall then terminate as of the earlier of the date title to the condemned real estate vests in the condemnor or the date on which Tenant is deprived of possession of the Demised Premises.  In such event, the Base Rent herein reserved and all Additional Rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date, all Base Rent, Additional Rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.  A Taking shall have acquired a "Material Portion of the Demised Premises" if the Taking:

(i)           affects more than 10% of the area of the Demised Premises or an area which is critical to Tenant’s business operations and cannot be relocated or restored; or

(ii)	materially and adversely affects access to the Land or the Building.

(b)           If less than a Material Portion of the Demised Premises is affected by a Taking, Landlord, to the extent of the award it receives, shall restore the Demised Premises to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the Taking, and there shall be an equitable adjustment to the Base Rent based on loss of use of the Demised Premises as a result of the Taking.

(c)           Except as hereinafter expressly provided to the contrary, Landlord shall be entitled to receive the entire award in any proceeding with respect to any Taking provided for in this Section 21, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award.  Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for the value of Tenant's moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord's award.

22.           Tenant's Default.

(a)           The occurrence of any one or more of the following events shall constitute an "Event of Default" of Tenant under this Lease:

(i)           if Tenant fails to pay Base Rent or any Additional Rent hereunder as and when such rent becomes due and such failure continues for seven (7) calendar days after Landlord gives written notice of such failure to Tenant;

(ii)           if Tenant permits to be done anything which creates a lien upon the Demised Premises and fails to discharge, bond such lien or post security with Landlord acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

(iii)           if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure;

(iv)           if any petition is filed by or against Tenant under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within sixty (60) days of commencement), or if any order for relief shall be entered against Tenant in any such proceedings;

(v)           if Tenant becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

(vi)           if a receiver, custodian, or trustee is appointed for the Demised Premises or for all or substantially all of the assets of Tenant, which appointment is not vacated within sixty (60) days following the date of such appointment;

(vii)           if Tenant shall  fail to deliver to Landlord at least ten days prior written notice, accompanied by an additional security deposit equal to two monthly installments of Base Rent and then prevailing estimated Additional Rent, prior to vacating or abandoning the Demised Premises;

(viii)           if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant notice of such failure;

(ix)           Source Interlink Companies Inc., the Guarantor under the Guaranty dated of even date herewith and attached hereto as Exhibit “H”, breaches, defaults under or fails to comply with any or all of the requirements of such Guaranty; or

(x)           if Tenant vacates or abandons the Demised Premises during the Term and fails to continue to comply with the terms of this Lease, including, but not limited to maintenance of required insurance covered and keeping the same in repair and secured.

(b)           Upon the occurrence of any Event of Default Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 22):

(i)           Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Demised Premises shall terminate.  Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Demised Premises to Landlord on the date specified in such notice; or

(ii)           Terminate this Lease as provided in Section 22(b)(i) hereof and recover from Tenant all damages Landlord may incur by reason of Tenant's default, including, without limitation, a sum which, at the date of such termination, represents the (1) value of the excess, if any, of (a) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated, over (b) the aggregate reasonable rental value of the Demised Premises for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (which is hereby stipulated and agreed shall not exceed sixty percent (60%) of the Rent reserved for such period under this Lease), plus (2) the costs of recovering possession of the Demised Premises and all other expenses incurred by Landlord due to Tenant's default, including, without limitation, reasonable attorney's fees, plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Demised Premises, all of which shall be deemed immediately due and payable; provided, however, that such payments shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain.  The excess, if any, of subparagraph (ii)(1)(a) over subparagraph (ii)(1)(b) herein shall be discounted to present value at the "Treasury Yield" rate.  "Treasury Yield" shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(5 19) (presently published by the Board of Governors of the U.S. Federal Reserve System titled "Federal Reserve Statistical Release") for the calendar week immediately preceding the calendar week in which the termination occurs.  If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which such publication has occurred.  If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified.  If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord's reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities.  In determining the aggregate reasonable rental value pursuant to subparagraph (ii) (1)(b) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a) the length of time remaining in the Term, (b) the then current market conditions in the general area in which the Building is located, (c) the likelihood of reletting the Demised Premises for a period of time equal to the remainder of the Term, (d) the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e) the vacancy levels in the general area in which the Building is located, (f) current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

(iii)           Without terminating this Lease, Landlord may, without the necessity of notice to the Tenant, terminate Tenant’s right of possession of the Demised Premises pursuant to any available judicial proceeding and thereupon enter into and upon and take possession of the Demised Premises or any part thereof.  Any property then remaining in the Demised Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant without Landlord becoming liable for any loss or damage which may be occasioned thereby.  Thereafter, Landlord shall use its best reasonable efforts as required by Illinois law to lease to a third party the Demised Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Demised Premises.  The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting (including, without limitation, leasing commissions and costs of preparing the Demised Premises for reletting), shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder, plus the costs and expenses relating to reletting as described in the immediately preceding sentence.  If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

(iv)           Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as Tenant is in default under this Lease; or

(v)           With or without terminating this Lease, allow the Demised Premises to remain unoccupied and collect rent from Tenant as it comes due; provided that nothing contained in this Lease will relieve Landlord of its duty to mitigate its damages to the extent required under the laws of the State of Illinois; or

(vi)           Pursue such other remedies as are available at law or equity.

(c)           If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

(d)           Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

(e)           No agreement to accept a surrender of the Demised Premises and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Demised Premises unless made in writing and signed by Landlord.  No re-entry or taking possession of the Demised Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.  No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver.  Landlord's acceptance of Base Rent or Additional Rent in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default.  No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

(f)           If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.  Landlord may, at the option of Landlord, cure any Event of Default and the actual cost of such cure shall be payable by Tenant to Landlord within thirty (30) calendar days after written demand and shall bear interest at the Interest Rate until repayment in full by Tenant occurs; provided, however, that if a failure by Tenant to perform or observe any term of this Lease gives rise to circumstances or conditions which constitute an emergency threatening human health or safety, Landlord shall, after making a reasonable effort to notify Tenant, be entitled to take immediately curative action to the extent necessary to eliminate the emergency.  Any cost so incurred by Landlord shall be reasonably incurred and must not exceed the scope of the Event of Default in question; and if such costs are chargeable as a result of labor or materials provided directly by Landlord, rather than by unrelated third parties, the cost shall not exceed the amount which would have been charged by a qualified third party unrelated to Landlord.  Such costs must be reasonably documented and copies of such documentation must be delivered to Tenant with the written demand for reimbursement.

23.           Landlord's Right of Entry.  Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Demised Premises at all reasonable times for the purposes of inspecting the Demised Premises, ascertaining Tenant's compliance with this Lease, curing any Event of Default and making any repairs required to be performed by Landlord; provided that, except in the case of an emergency, Landlord shall give Tenant reasonable prior notice of Landlord's intended entry upon the Demised Premises.  Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it.  Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Demised Premises or on account of bringing materials, supplies and equipment into or through the Demised Premises during the course thereof and the obligations of Tenant under this Lease shall not thereby be affected; provided, however, that Landlord shall use reasonable efforts not to interfere with Tenant's operations in the Demised Premises in making such repairs or performing such work.  Landlord also shall have the right, upon giving prior notice (which may be given verbally) to Tenant, to enter the Demised Premises at all reasonable times to exhibit the Demised Premises to any prospective purchaser, mortgagee or tenant.  During the final nine (9) months of the Term, Landlord may place signs at the Demised Premises indicating that the Demised Premises is available for rent.

24.           Mortgagee's Rights.

(a)           For purposes of this Lease:

(i)           "Mortgagee" as used herein means the holder of a Mortgage;

(ii)           "Mortgage" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Demised Premises, and any amendments, modifications, extensions or renewals thereof.

(b)           This Lease and all rights of Tenant hereunder are and shall be subordinate to the lien and security title of any Mortgage.  Tenant recognizes and acknowledges the right of Mortgagee to foreclose or exercise the power of sale against the Demised Premises under any Mortgage.

(c)           Tenant shall, in confirmation of the subordination set forth in Section 24(b) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, upon demand, at any time or times, execute acknowledge, and deliver to Landlord or to Mortgagee any and all instruments requested by either of them to evidence such subordination.

(d)           At any time during the Term, Mortgagee may, by written notice to Tenant, make this Lease superior to the lien of its Mortgage.  If requested by Mortgagee, Tenant shall, upon demand, at any time or times, execute, acknowledge and deliver to Mortgagee, any and all instruments that may be necessary to make this Lease superior to the lien of any Mortgage.

(e)           If Mortgagee (or Mortgagee's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease and shall promptly execute and deliver any instrument that may be necessary to evidence such attornment, provided that such successor shall not be bound by (i) any payment of Base Rent or Additional Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only is such prepayments have been deposited with and are under the control of such successor, (ii) any provision of any amendment to the Lease to which Mortgagee has not consented, (iii) the defaults of any prior landlord under this Lease except to the extent such Mortgagee was given notice of and an opportunity to cure such default and failed to do so, or (iv) any offset rights arising out of the defaults of any prior landlord under this Lease, except to the extent such Mortgagee was given notice of and an opportunity to cure such default and failed to do so.  Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

25.           Financial Statements.  Tenant agrees to timely provide financial information about itself and any Guarantor as requested by Landlord, including, but not limited to, annual financial statements audited by independent certified public accountants within ninety (90) days after the end of each fiscal year and quarterly financial statements within sixty (60) days after the end of each fiscal quarter and any other financial information reasonably requested by Landlord (collectively, “Financial Information”).  Tenant agrees that Landlord may deliver the Financial Information to any lender, prospective lender or prospective purchaser of the Demised Premises.  Tenant hereby further agrees that the Financial Information submitted by it to Landlord, and by any guarantor(s) of Tenant’s performance under this Lease, whenever furnished to Landlord and whether or not requested by Landlord, are material inducements to the execution by Landlord of this Lease.  Tenant represents and warrants that such Financial Information is, and all Financial Information, whether furnished to Landlord and whether or not requested by Landlord, are true, correct and complete in all material respects and fairly present the financial condition of Tenant (and any Guarantor) for the respective periods covered thereby, and that since the date thereof there has been no material adverse change in such financial condition or operations of the applicable party.  Tenant hereby authorizes Landlord to make credit inquiries with Tenant’s bank(s) and trade references from time to time during the Term, and Tenant agrees to provide Landlord with current references upon Landlord’s request and to authorize such references to release credit information to Landlord.  Notwithstanding anything in this Section 25 to the contrary, Guarantor shall not be required to provide the Financial Information so long as Guarantor is a publicly traded company and such information is reasonably obtainable through Guarantor’s public filings.

26.           Landlord’s Costs and Expenses of Litigation.  Any party in breach or default under this Lease (the “Defaulting Party”) shall reimburse the other party (the “Nondefaulting Party”) upon demand for any legal fees and court (or other administrative proceeding) costs or expenses that the Nondefaulting Party incurs in connection with the breach or default, regardless whether suit is commenced or judgment entered.  Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise.  Furthermore, in the event of litigation, the court in such action shall award to the party in whose favor a judgment is entered a reasonable sum as attorneys’ fees and costs, which sum shall be paid by the losing party. Tenant shall pay Landlord’s attorneys’ reasonable fees incurred in connection with Tenant’s request for Landlord’s consent under provisions of this Lease governing assignment and subletting, or in connection with any other act which Tenant proposes to do and which requires Landlord’s consent.  The provisions of this Section 26 shall survive the expiration or earlier termination of this Lease.

27.           Estoppel Certificate.  Tenant agrees that on the Commencement Date and at any time and from time to time thereafter, Tenant will execute, acknowledge and deliver to Landlord, Landlord’s mortgagee, purchasers, or any other third party designated by Landlord, within ten (10) days from request by Landlord, a statement in writing in the form of Exhibit "E" attached hereto and by this reference incorporated herein, with such modifications thereto as may be necessary to render the statements therein factually accurate, and subject to such modifications thereto as Landlord may reasonably require.  Tenant further agrees to certify to any prospective purchaser or mortgagee any other reasonable information specifically requested by such prospective purchaser or mortgagee.  If Landlord does not receive estoppel certificate as required under this Section 27 within the prescribed time, Tenant’s failure to timely deliver such estoppel certificate shall constitute an Event of Default.

28.           Landlord Liability.  No owner of the Demised Premises, whether or not named herein, shall have liability hereunder after it ceases to hold title to the Demised Premises, except for obligations which may have theretofore accrued.  No officer, director, shareholder, partner or principal of Landlord, whether disclosed or undisclosed, nor any employee or agent thereof shall be under any personal liability with respect to any of the provisions of this Lease.

29.           Notices.  Any notice or payment required or permitted to be given or served by either party to this Lease shall be deemed given when made in writing and either (i) personally delivered, (ii) deposited with the United States Postal Service, postage prepaid, to be mailed by registered or certified mail, return receipt requested, (iii) delivered by overnight delivery service providing proof of delivery, or (iv) facsimile with confirmation copy sent by registered or certified mail, properly addressed to the address set forth in Section 1(l) of the Basic Lease Provisions (as the same may be changed to another address in the Continental United States by giving written notice of the change not less than ten (10) days prior to effective date of the change); provided, however, that the time period allowed for a response to any notice so given shall not commence until the date of actual receipt of the notice.  Refusal to accept delivery or inability to deliver as a result of a change of address as to which no notice was properly given shall be deemed receipt.

30.           Brokers.  Neither Landlord nor Tenant has engaged any brokers who would be entitled to any commission or fee based on the execution of this Lease, other than those set forth in Section 1(n) (the "Brokers") who will be paid by Landlord pursuant to a separate agreement.  Neither Landlord nor Tenant have had any conversations or negotiations with any broker except the Brokers concerning the leasing of the Demised Premises to Tenant.  Landlord and Tenant hereby indemnify each other against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys' fees and expenses, for any breach of the foregoing.  The foregoing indemnification shall survive the termination of this Lease for any reason.

31.           Assignment and Subleasing.

(a)           Tenant may not assign, mortgage, pledge, encumber or otherwise transfer this Lease, or any interest hereunder, or sublet the Demised Premises, in whole or in part, without on each occasion first obtaining the prior express written consent of Landlord, which consent shall not, except as hereinafter provided, be unreasonably withheld, delayed or conditioned.  Any change in control of Tenant due to a merger, consolidation, stock transfer or asset sale shall be considered an assignment or transfer which requires Landlord’s prior written consent.  In making a determination to grant or withhold such consent, in addition to any other relevant factors, Landlord shall be entitled to consider the creditworthiness of the proposed assignee or sublessee, the nature of the use of the Demised Premises contemplated by the proposed assignee or sublessee and whether or not the proposed use will increase wear and tear on the Demised Premises.  In addition, if the intended use by the proposed assignee or sublessee involves in any way any Hazardous Substances other than the Hazardous Substances then being used by Tenant at the Demised Premises, in accordance with Section 17 of this Lease, and if such additional Hazardous Substances create, in the reasonable judgment of Landlord an increased risk of Contamination at the Demised Premises, Landlord shall be unconditionally entitled to withhold consent to the proposed assignment or sublease.  Permitted subtenants or assignees shall become liable directly to Landlord for all obligations of Tenant hereunder, without, however, relieving Tenant of any of its liability hereunder; provided, however, that so long as no Event of Default has occurred and is continuing, Landlord shall not collect any rent directly from any subtenant of less than the entire Demised Premises or otherwise interfere with the exercise by Tenant of its rights as sublandlord under the sublease.  No assignment, mortgaging, subletting or use or occupancy by others shall in any way be construed to relieve (i) Tenant from any of its liability hereunder to pay Base Rent, Additional Rent and all other sums payable by Tenant hereunder or to perform its obligations hereunder (which shall in every instance continue as the liability and obligation of a principal and not a surety) or (ii) Guarantor from any of its liabilities under the Guaranty attached hereto as Exhibit “H” and forming a part hereof, which Guaranty shall remain in full force and effect, or from thereafter obtaining the express consent of Landlord to any other or further assignment, mortgaging or subletting of this Lease.

(b)           If Tenant should desire to assign this Lease or sublet the Demised Premises (or any part thereof), Tenant shall give Landlord written notice no later than ten (10) business days in advance of the proposed effective date of any proposed assignment or sublease, specifying (i) the name and business of the proposed assignee or sublessee, (ii) a detailed description of the intended use of the Demised Premises by the proposed assignee or sublessee, with particular detail regarding any Hazardous Substances which will be used in any manner at the Demised Premises; (iii) the amount and location of the space within the Demised Premises proposed to be so subleased, (iv) the proposed effective date and duration of the assignment or subletting, and (v) the proposed rent or consideration to be paid to Tenant by such assignee or sublessee.  Tenant shall promptly supply Landlord with financial statements and other information as Landlord may reasonably request to evaluate the proposed assignment or sublease.

(c)           Landlord shall have a period of ten (10) business days following receipt of such notice and other information requested by Landlord within which to notify Tenant in writing that Landlord elects:  (i) to permit Tenant to assign or sublet such space; or (ii) to refuse to consent to Tenant's assignment or subleasing of such space and to continue this Lease in full force and effect as to the entire Demised Premises.  Tenant agrees to reimburse Landlord for reasonable legal fees and any other reasonable costs incurred by Landlord in connection with any requested assignment or subletting.  Tenant shall deliver to Landlord copies of all documents executed in connection with any permitted assignment or subletting, which documents shall be in form and substance reasonably satisfactory to Landlord and which shall require such assignee to assume performance of all terms of this Lease on Tenant's part to be performed.  No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord's consent to any assignment, sublease, or transfer.

(d)           Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 31 shall be void and such act shall constitute an Event of Default.  In no event shall any assignment, subletting or transfer, whether or not with Landlord's consent, relieve Tenant of its primary liability under this Lease for the entire Term, and Tenant shall in no way be released from the full and complete performance of all the terms hereof.  If Landlord takes possession of the Demised Premises before the expiration of the Term of this Lease, Landlord shall have the right, at its option to take over any sublease of the Demised Premises or any portion thereof and such subtenant shall attorn to Landlord, as its landlord, under all the terms and obligations of such sublease occurring from and after such date, but excluding previous acts, omissions, negligence or defaults of Tenant and any repair or obligation in excess of available net insurance proceeds or condemnation award.  Tenant shall reimburse Landlord for any costs incurred by Landlord in connection with any sublease including any alterations to the Demised Premises or any other portion of the Property undertaken in consequence thereof.

(e)           Landlord shall have the right to sell, transfer, assign, pledge, and convey all or any part of the Land and the Building and all of Landlord's rights under this Lease.  In the event Landlord assigns or otherwise conveys its rights under this Lease, Landlord shall be entirely freed and released from any obligations accruing thereafter under this Lease, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

(f)           If Tenant transfers or assigns this Lease or sublets the Demised Premises in whole or in part to any permitted assignee or sublessee, Landlord shall be entitled to receive, as Additional Rent, 50% of any "Rental Profit" (as hereinafter defined) received by Tenant.  The term "Rental Profit" shall mean the amount, calculated on a per square foot basis and not on an aggregate or cumulative basis, by which (i) the total rental and other consideration (of any nature whatsoever and however characterized) paid or delivered to Tenant by an assignee of the interest of Tenant or sublessee of all or any part of the Demised Premises, for the purpose of compensating Tenant directly or indirectly for the assignment or sublease, exceeds (ii) the Monthly Base Rent Installments paid by Tenant to Landlord pursuant to this Lease, after amortization of (x) the reasonable costs of any improvements which Tenant has made for the purposes of assigning or subletting all or part of the Demised Premises and (y) reasonable and customary subletting and assignment leasing commissions paid by Tenant to unaffiliated third parties.  By way of example, if Landlord grants the required written consent to a sublease by Tenant of 10,000 square feet of the Demised Premises and the total rental and other consideration received by Tenant for the sublease equals a per annum rate of $4.50 per square foot and the per annum rate per square foot for the Annual Base Rent then payable by Tenant is $4.25 per square foot, the Rental Profit would be $0.25 per square foot and Landlord would be entitled to receive its share of such Rental Profit concurrently with receipt of each payment by the sublessee to Tenant.  Landlord shall be entitled to receive payment of its share of Rental Profit as and when payments are received by Tenant.

(g)           Notwithstanding anything contained herein to the contrary, Tenant may without Landlord’s prior written consent, but subject to the remainder of the requirements of this Section 31, assign this Lease, in whole or in part, or sublease the Demised Premises, or any portion thereof, to any entity controlling, controlled by or under common control with Tenant (collectively, an “Affiliate”), or to any corporation (a “Successor Corporation”) into or with which Tenant is merged or consolidated or to an entity which purchases all, or substantially all, of the assets of Tenant (a “Purchaser”); provided, that (i) Tenant gives Landlord written notice of such assignment or sublease not later than ten (10) business days prior to the effective date of such assignment or sublease, (ii) Tenant shall not be released from any liability under this Lease, whether past, present or future, by reason of such assignment or sublease, (iii) in the event of an assignment, the Affiliate, Successor Corporation or Purchaser, as the case may be, assumes this Lease by a written assumption agreement in form acceptable to Landlord in its reasonable judgment, delivered to Landlord prior to the effective date of such assignment and (iv) the Purchaser or Successor Corporation has a net worth after consummation of the applicable transfer which is at least equal to or greater than the Tenant’s net worth at the date of this Lease or Tenant’s net worth immediately prior to the transaction resulting in such Purchaser or Successor Corporation becoming the Tenant hereunder.  In addition, notwithstanding anything to the contrary in this Lease, a registered offering of the stock of Tenant shall not be deemed an assignment of this Lease requiring Landlord’s consent provided (i) there is no material change in Tenant’s management on account thereof and (ii) Tenant gives Landlord at least fifteen (15) days prior notice of such registered public offering (however, notwithstanding the foregoing, in the event applicable law prohibits Tenant from providing fifteen (15) days prior notice, then Tenant shall only be required to provide notice at the earliest date allowed by applicable law).  Any transfer permitted under this paragraph shall be referred to herein as a “Permitted Transfer” and an Affiliate, Successor Corporation or Purchaser may be referred to as a “Permitted Transferee.”

32.           Termination or Expiration.

(a)           No termination of this Lease prior to the normal ending thereof, by lapse of time or otherwise, shall affect Landlord's right to collect rent for the period prior to termination thereof.

(b)           Upon the end of the Term or termination of Tenant's right to possession of the Demised Premises, Tenant will at once surrender and deliver up the Demised Premises to Landlord, in compliance with the requirements of Exhibit “J” attached hereto and forming a part hereof, ordinary wear and tear (as is attributable to deterioration by reason of time and normal usage in spite of Tenant’s reasonable care) excepted.  As used herein (i) "Broom Clean" means free from all debris, dirt, rubbish, oil, grease, tire tracks, marking tape or other substances, inside the Demised Premises and outside of the Building, and (ii) "Good Condition" means that the Demised Premises are in good condition and in good working order.  Any damage caused by removal of Tenant from the Property, including any damage caused by the removal of Tenant's Property under Section 32(c) below, shall be repaired and paid for by Tenant prior to the end of the Term.

(c)           Upon the end of the Term or termination of Tenant's right to possession of the Demised Premises, Tenant shall remove all Tenant Changes unless Landlord has provided written notice to the contrary as provided in Section 19 hereof ("Required Removables") and all of Tenant's personal property and trade fixtures (including, without limitation, all of Tenant's equipment and all computer and telecommunications cabling and wiring both within and outside the Demised Premises and all signage), which removal shall be done in a good, workmanlike and lien-free manner, and upon such removal Tenant shall repair all damage to the Demised Premises, the Building and the Land caused by the installation or removal of such items (including the removal of any and floor bolts) and restore the Demised Premises to its condition prior to the installation of such items.  If Tenant does not remove any items comprising Tenant's property or the Required Removables prior to the end of the Term, then Landlord may remove such items and repair and restore the Demised Premises and Tenant shall pay the cost of such removal, repair and restoration to Landlord upon demand.  If Tenant does not remove any items comprising Tenant's property, or the Required Removables, in addition to any other remedies of Landlord, then Tenant shall be conclusively presumed to have conveyed such items to Landlord without further payment or credit by Landlord to Tenant or, at Landlord's sole option, such items shall be deemed abandoned, in which event Landlord may cause such items to be stored, removed or disposed of at Tenant's expense, without notice to Tenant and without obligation to compensate Tenant.

(d)           If Tenant remains in possession of the Demised Premises after expiration of the Term, with or without Landlord's acquiescence and without any express agreement of the parties, Tenant shall be a tenant-at-sufferance at one hundred ten percent (110%) of the Base Rent in effect at the end of the Term, for the first thirty (30) days of such holdover, increased to one hundred fifty percent (150%) after the expiration of such thirty (30) day period.  Tenant shall also continue to pay all other Additional Rent due hereunder, and there shall be no renewal of this Lease by operation of law.  In addition to the foregoing, in the event that Tenant remains in possession of the Demised Premises after the expiration of the Term, Tenant shall be liable for all damages, direct and consequential, incurred by Landlord as a result of such holdover.  No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Demised Premises shall reinstate, continue or extend the Term or Tenant's right of possession.

33.           Late Payments.  In the event any installment of rent, inclusive of Base Rent, or Additional Rent or other sums due hereunder, if any, is not paid within five (5) days after the same comes due, Tenant shall pay a late charge equal to five percent (5%) of such past due amount.  Any installment of Base Rent, Additional Rent or other sums due hereunder, which is not paid within thirty (30) calendar days after the date when such rent is due shall, after such thirty (30) day period, bear interest at the Interest Rate.  The term "Interest Rate," as used in this Lease, shall mean a per annum rate of interest equal to five percent (5%) in excess of the Prime Rate (as herein defined) in effect from time to time.  The term "Prime Rate", as used in this Lease, shall mean the prime rate of interest as then most recently published in The Wall Street Journal section on “Money Rates”.

34.           Rules and Regulations.  Tenant agrees to abide by the rules and regulations set forth on Exhibit "F" attached hereto, as well as other rules and regulations reasonably promulgated by the Landlord from time to time, so long as such rules and regulations are uniformly enforced against all tenants of Landlord in the Building and do not materially diminish or impair the rights of Tenant under this Lease.

35.           Miscellaneous.

(a)           The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent and Additional Rent and all other sums payable by Tenant hereinabove provided as income from the Demised Premises, without any abatement, reduction, set-off, counterclaim, defense or deduction whatsoever.

(b)           If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

(c)           All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law

(d)           Time is of the essence of this Lease.

(e)           No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

(f)           This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect.  The masculine (or neuter) pronoun, singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

(g)           Landlord and Tenant agree to execute, upon request of the other, a memorandum of this Lease in recordable form and the requesting party shall pay the costs and charges for the recording of such memorandum of lease.  Under no circumstances shall Tenant have the right to record this Lease.

(h)           The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

(i)           This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

(j)           This Lease shall be interpreted under the laws of the State where the Demised Premises are located.

(k)           The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party.  No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

36.           Lease Date.  For purposes of this Lease, the term "Lease Date" shall mean the date upon which this Lease is signed by Landlord or Tenant, whichever is later.

37.           Anti-Terrorism Representations.  Tenant is not, and shall not during the Term become, a person or entity with whom Landlord is restricted from doing business with under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 1002, H.R. 3162, Public Law 107-56 (commonly known as the “USA Patriot Act”) and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto (collectively, “Anti-Terrorism Laws”), including without limitation persons and entities named on the Office of Foreign Asset Control Specially Designated and Blocked Persons List (collectively “Prohibited Persons).

To the best of its knowledge, Tenant is not currently engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Demised Premises.  Tenant will not in the future during the Term engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Demised Premises.

Breach of these representations constitutes a material breach of this Lease and shall entitle Landlord to any and all remedies available thereunder, or at law or in equity.

38.           Authority.  If Tenant is not a natural person, Tenant shall cause its corporate secretary or general partner, as applicable, to execute the certificate attached hereto as Exhibit “G”.  Tenant is authorized by all required corporate or partnership action to enter into this Lease and the individual(s) signing this Lease on behalf of Tenant are each authorized to bind Tenant to its terms.  The individual(s) signing this Lease on behalf of Landlord are each authorized to bind Landlord to its terms.

39.           JURY TRIAL WAIVER.  THE LANDLORD AND THE TENANT, TO THE FULLEST EXTENT THAT THEY MAY LAWFULLY DO SO, HEREBY WAIVE TRIAL BY JURY IN ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS LEASE WITH RESPECT TO THIS LEASE, THE DEMISED PREMISES, OR ANY OTHER MATTER RELATED TO THIS LEASE OR THE DEMISED PREMISES.

40.           Additional Provisions.  The Additional Provisions, if any, attached hereto as Exhibit “I” are incorporated herein and made a part hereof, and to the extent of any conflict between the foregoing provisions and the Additional Provisions, the Additional Provisions shall control.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands under seals, the day and year written next to each party's signature below.

LANDLORD:

MLRP Sergo LLC,
a Delaware limited liability company

By:           /s/ Michael J. Dolan
Name:                      Michael J. Dolan
Title:           Vice President

Date:   04/18/2007

TENANT:

Chas. Levy Circulating Company, LLC,
a Delaware limited liability company

Date:  04/17/2007
By:           /s/ James Gillis
Name: James Gillis
Title:           Pres / Co-CEO

Attest:                      /s/ Sheila Morgan
Name: Sheila Morgan
Title:           Contract Administrator